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                             REGULATION S-B EXHIBIT

                                   EXHIBIT 21
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                            LIST OF THE SUBSIDIARIES
                            ------------------------
                                       OF
                                       --
                       MID-MISSOURI HOLDING COMPANY, INC.
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ENTITY                        PERCENT OWNERSHIP
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Bank of Sullivan, Sullivan, MO      100%